UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2012

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California
(Address of Principal Executive Offices)

90502
(Zip Code)

310-787-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On March 28, 2012, Jeffrey A. Wahba, Treasurer and Chief Financial Officer and former Interim Co-Chief Executive Officer of Farmer Bros. Co., a Delaware corporation (the “Company”), stepped down from the Board of Directors of the Company (the “Board”).
(c)    On March 28, 2012, the Board appointed Thomas W. Mortensen as Senior Vice President of Route Sales. Reporting directly to the CEO, Mr. Mortensen will be responsible for the Company’s national route sales organization.
Mr. Mortensen, age 59, has served as the Company’s Vice President, Sales (West) for the past three years. In that capacity, Mr. Mortensen oversaw the sales operations of 74 sales branches in 16 states in the western United States. Prior to that, Mr. Mortensen served as the Company’s National Sales Manager for three years. Mr. Mortensen has over 33 years of service with the Company and experience in the route sales industry.
There are no understandings or arrangements between Mr. Mortensen and any other person pursuant to which Mr. Mortensen was selected as an officer of the Company. Mr. Mortensen has no family relationship with any director or executive officer of the Company. Mr. Mortensen presently does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000. Mr. Mortensen’s compensation as Senior Vice President of Route Sales has not yet been determined.
(d)    On March 28, 2012, the Board appointed Michael H. Keown, President and Chief Executive Officer of the Company, as a Class I director to fill the vacancy on the Board occasioned by Mr. Wahba’s resignation therefrom. Mr. Keown will serve out the remainder of the Class I director term expiring in 2013. The appointment of Mr. Keown to the Board was pursuant to the terms of the Employment Agreement, dated as of March 9, 2012 (the “Keown Employment Agreement”), between the Company and Mr. Keown, filed with the SEC as Exhibit 10.1 to the Form 8-K filed on March 13, 2012 and incorporated herein by reference. Other than as set forth in the Keown Employment Agreement, Mr. Keown presently does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000. Mr. Keown will not serve on any committees of the Board. As an employee director, Mr. Keown will not be entitled to any additional compensation in connection with his service as a director.
A copy of the Company’s press release dated April 3, 2012 relating to Mr. Keown’s appointment to the Board and Mr. Mortensen’s promotion as Senior Vice President of Route Sales is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press release of Farmer Bros. Co. announcing appointment of director and executive officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 3, 2012

FARMER BROS. CO.
By:	/S/ JEFFREY A. WAHBA
Jeffrey A. Wahba
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Farmer Bros. Co. announcing appointment of director and executive officer